SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

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                                 MEDICORE, INC.
..............................................................................
                (Name of Registrant as Specified in Its Charter)
..............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                                                                  April 12, 2002


To:        Our Shareholders

From:      Thomas K. Langbein

Subject:   Invitation to the Medicore, Inc. 2002 Annual Meeting of Shareholders


      Management is extending its invitation to you to attend Medicore's annual meeting on May 29, 2002. The annual meeting is being held at Medicore, Inc.'s executive offices at 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604 at 10:00 a.m. In addition to the formal items of business, I will review the major developments of 2001 to the present and answer your questions.

      This booklet includes the Notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about Medicore, Inc. and its directors and management.

      Your presence at the annual meeting would be appreciated. Your vote is very important. Whether you plan to attend the annual meeting or not, please complete, date, sign and return the enclosed proxy card as soon as possible.

      We look forward to seeing you at the annual meeting.


                                          Thomas K. Langbein
                                          Chairman, Chief Executive
                                          Officer and President

                                 MEDICORE, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                  ---------------------------------------------

                   Date:   Wednesday, May 29, 2002

                   Time:   10:00 a.m.

                   Place:  Medicore, Inc.
                           777 Terrace Avenue
                           Hasbrouck Heights, New Jersey 07604
                           (201) 288-8220

                  ---------------------------------------------


Dear Shareholder:

      At our annual meeting, we will ask you to:

            1. Elect two directors, Peter D. Fischbein and Lawrence E. Jaffe, for a term of three years;

            2. Ratify the selection of Wiss & Company, LLP as independent auditors for 2002; and

            3. Transact any other business that may properly be presented at the annual meeting.

      If you were a shareholder of record at the close of business on April 11, 2002, you are entitled to vote at the annual meeting.

      Your copy of the Annual Report on Form 10-K of Medicore, Inc. for 2001 is enclosed.

                                    By order of the Board of Directors

                                    Lawrence E. Jaffe
                                    Counsel and Corporate Secretary

April 12, 2002

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

Information About the Annual Meeting and Voting .......................   2

Election of Directors .................................................   6

Information About Directors and Executive Officers ....................   7

Executive Compensation ................................................  11

Board Executive Compensation Report ...................................  17

Performance Graph .....................................................  19

Security Ownership of Certain Beneficial Owners and Management.........  20

Certain Relationships and Related Transactions ........................  22

Ratification of Wiss & Company, LLP as Our Independent Auditors........  26

Other Matters to be Presented to Shareholders..........................  26

Available Information..................................................  26

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:   Why did you send me a proxy?
A: Management of Medicore, Inc. is asking you to vote at the 2002 annual meeting. This proxy statement summarizes the information you need to know to vote intelligently.

Q:   Must I attend the meeting?
A: No. You are invited and welcome to attend the annual meeting, but instead of attending you may participate and vote by completing, signing and returning the enclosed proxy card.

Q:   Who is entitled to vote?
A: Shareholders who owned Medicore common stock at the close of business on April 11, 2002, the record date. We intend to send this proxy statement, the attached Notice of Annual Meeting, the enclosed proxy card, and our 2001 annual report, which includes financial statements, on April 23, 2002 to all of our shareholders entitled to vote.

Q:   How many votes do I have?
A: Each share of common stock is entitled to one vote. The proxy card indicates the number of shares of common stock that you own.

Q:   What am I voting on?
A: Two matters: 1) election of two class 1 directors, Peter D. Fischbein and Lawrence E. Jaffe; and
     2) ratification of Wiss & Company, LLP as our independent auditors.

Q:   How do I vote?
A: You may vote by proxy or in person by attending the annual meeting. Voting instructions are included on your proxy card. If you submit a properly executed proxy to us in time to vote, the individuals named as your proxy will vote your shares as you have directed.

     If you submit a signed proxy card and no instructions are indicated, your shares will be voted FOR the election of two class 1 directors and FOR the ratification of Wiss & Company, LLP as independent auditors for 2002.

     If any other matters are properly presented at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place for the purpose of soliciting additional proxies, the persons named in the enclosed proxy card will have discretion to vote on those matters in accordance with their best judgment. We are not aware of any matters which will be presented at the annual meeting, other than the two proposals.

Q:   How do I vote by proxy?
A: Complete, sign and date the enclosed proxy card and return it promptly in the prepaid postage envelope provided. Returning the proxy card will not affect your right to attend the annual meeting.

Q:   May I revoke my proxy?
A: Yes. You may revoke your proxy at any time before it is voted. There are four ways you may revoke your proxy:

      1. by sending in another proxy card with a later date;
      2. by written notification to Lawrence E. Jaffe, our corporate Secretary, before the annual meeting;
      3. by voting in person at the annual meeting; or
      4. by giving notice of revocation at the annual meeting.

Q:   How do I vote in person?
A: By attending the annual meeting. At that time you will be given a ballot and you may vote your shares. If your shares of Medicore common stock are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on April 11, 2002, the record date.

Q:   How does discretionary authority apply?
A: If you properly fill in your proxy card and send it to us in time, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card but do not make any specific choices, your proxy will vote your shares as recommended by the board as follows:
      o "FOR" the election of Peter D. Fischbein and Lawrence E. Jaffe as class 1 directors; and
      o "FOR" the ratification of the selection of Wiss & Company, LLP as independent auditors for 2002
     If any other matter is properly presented at the annual meeting, which is not presently contemplated, your proxy will vote in accordance with his best judgment.

Q:   Is my vote confidential?
A: Yes. Only the inspectors of election and other employees of the company assisting in tallying the vote will have access to your vote and comments, unless you tell us to disclose such information.

Q:   Who counts the votes?
A: We appoint two persons to act as inspectors of election, who each take an oath to accept that responsibility and certify the voting to the board.

Q:   What does it mean if I receive more than one proxy card?
A: Your shares of Medicore common stock are probably registered in more than one name or account. You should complete, sign, date and return all your proxy cards to make sure all your shares are voted. It would be appreciated if you would contact our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 (Attention: Proxy Department) and tell them to put all your accounts registered in the same name at the same address.

Q:   What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares may be present at the meeting in person or by proxy. At April 11, 2002, the record date, there were 6,600,275 shares of Medicore common stock outstanding. Abstentions, broker non-votes and votes withheld from director nominees, if any, will count for quorum purposes. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. A broker non-vote occurs when a broker does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the owner of the shares. A shareholder list will be available at the meeting and for 10 days prior to the meeting for your review at our New Jersey offices, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.

Q:   How much common stock do officers and directors own?
A: Approximately 32% (approximately 42% including beneficial ownership of common stock issuable upon exercise of their options) of our common stock as of the record date.

Q:   Who are the largest principal shareholders?
A: As of the record date, Thomas K. Langbein: 1,233,009 shares (approximately 19%), Susan Kaufman, wife of a director, Peter D. Fischbein: 409,757 (approximately 6%), and Seymour Friend: 377,705 shares (approximately 6%). Their beneficial interest increases, for Mr. Langbein to 1,783,009 or approximately 25%, and Mr. Friend to 452,705 or approximately 7%, if Medicore shares underlying their options are included. Until any options are exercised, they are not entitled to vote those shares. Messrs. Langbein and Friend are officers and directors of the company. See "Information About Directors and Executive Officers" and "Beneficial Ownership of the Company's Securities." Mr. Langbein is also Chairman of the Board and Chief Executive Officer of our public subsidiary, Dialysis Corporation of America, owner and sole director and executive officer of Todd & Company, Inc., a broker-dealer registered with the SEC, and a director of Linux Global Partners, Inc., a private company in which we hold a 13% interest, and which is indebted to us. Dialysis Corporation of America holds a 3% equity interest in Linux Global Partners. See "Certain Relationships and Related Transactions."

Q: If my stock is held in "street name" by my broker, will my broker vote my Medicore common stock for me?
A: Persons who own stock through brokers, trustees, plans or "street name" and not directly through ownership of stock certificates are considered "beneficial owners." If your shares are held in the name of a broker, bank or other holder of record, you will be provided voting instructions. Your broker may, but is not required to vote your Medicore shares of common stock for election of directors, without your instructions. Your broker will only vote your Medicore shares with respect to the ratification of the selection of Wiss & Company, LLP as independent auditors for 2002, if you provide instructions on how to vote on that proposal. You should instruct your broker right away as to how you wish to vote on both proposals and to execute and return the proxy. Follow the directions provided by your broker regarding how to instruct your broker to vote your Medicore shares.

Q:   What vote is required to approve each proposal?
A:   Election of Directors
     ---------------------
     In the election of directors, you may vote "FOR" all of the nominees, or your vote may be "WITHHELD" with respect to one or more of the nominees. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality of the votes cast means the two nominees receiving the largest number of votes cast will be elected. If you indicate "WITHHOLD AUTHORITY to vote for all or any one of two director-nominees listed" on your proxy card or ballot, your vote will not be counted in such nominee's favor. The nominees receiving the highest number of "FOR" votes will be elected.

     A "broker non-vote" will have no effect on the outcome of the election of directors.

     Ratification of Wiss & Company, LLP as our independent auditors for 2002
     ------------------------------------------------------------------------
     The affirmative vote of the majority of shares present or by proxy is required to approve the ratification of Wiss & Company, LLP as independent auditors for 2002. Therefore, shares represented by proxy or ballot which are marked "abstain" will have the effect of a vote against the ratification of Wiss & Company. A broker "non-vote" (see above) will have no effect on the vote.

Q:   Who solicits the proxies and what are the costs?
A: Our board of directors is soliciting these proxies. In addition to the use of the mails, officers, directors or employees of the company, who will receive no additional compensation for doing so, may solicit proxies by telephone or personal interview.

     We have asked banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses. Medicore pays all expenses of soliciting the proxies, including printing, envelopes, mailing and similar out-of-pocket expenses.

Q:   How could I, as a shareholder, nominate a director?
A: You must provide Lawrence E Jaffe, our corporate Secretary, written notice at least 60 days prior to the 2003 annual meeting, detailing the nominee and his or her qualifications, for consideration by the board. Other details are contained in our by-laws and will be forwarded to you without charge upon your written request. Your proposed nominee must submit a notarized statement indicating willingness to serve; and provide a five year employment history.

Q:   Who is eligible to submit a proposal?
A: To be eligible, you must have continuously held at least $2,000 in market value, or 1%, of our common stock for at least one year by the date you submit the proposal. You must continue to hold your shares through the date of the meeting. Either you, or your representative who is qualified under state law to present the proposal on your behalf, must attend the meeting to present the proposal.

Q:   How do I demonstrate to Medicore that I am an eligible shareholder?
A: If your shares are registered in your name, you are the record holder and we can verify your eligibility on our own.

     If a nominee, fiduciary, bank, broker or other custodian holds your shares of Medicore common stock in its name on your behalf, you may establish your eligibility in two ways:

         1. written verification from such custodian or nominee that you continuously held your Medicore shares for one year at the time you submitted your proposal; you also have to submit to us your written statement that you intend to continue to hold your Medicore common stock through the date of the shareholder meeting; or

         2. submit to us any required filings of share ownership of Medicore that you filed with the SEC, and your written statement that you continuously held the required number of shares of Medicore common stock for the one-year period and your intention to continuously hold your shares through the date of our meeting.

Q:   How many proposals may I make?
A:   One proposal for a particular shareholder meeting.

Q:   When are the year 2003 shareholder proposals due?
A: Shareholder proposals must be submitted in writing by December 12, 2002 to Lawrence E. Jaffe, corporate Secretary, Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604. Any proposal should provide the reasons for it, the text of any resolution, and must comply with the applicable rules of the SEC, in particular but not limited to Rule 14a-8 of Regulation 14A of the proxy rules under the Securities Exchange Act of 1934.

Q.   What do I need to do now?
A. Please vote your shares as soon as possible, so that your shares may be represented at the annual meeting.

Q.   Where shall I call if I have questions?
A. If you have any questions about any of the proposals, you may call or write to Thomas K. Langbein, Chairman of the Board, Chief Executive Officer and President of Medicore, Inc., at (201) 288-8220, c/o Medicore, Inc., 777 Terrace Avenue, Hasbrouck Heights, NJ 07604.

Q.   Where can I find more information about the company?
A. See "Available Information" at the end of this proxy statement. We would appreciate your providing us with your e-mail address, so we can more efficiently communicate with you. We will only use your e-mail address for communications from the company to you, and will not provide your e-mail address to any other person, other than as necessary for us to communicate with you. See your proxy card for e-mail address information.


                              ELECTION OF DIRECTORS

     Our certificate of incorporation provides for three classes of directors to be as equal in number as possible. Each class serves for a three-year term at the end of which that class comes before the shareholders for re-election. Currently, the board of directors is composed of seven members, each of class 1 and 2 has two members and class 3 has three members. The class 1 directors whose term expires at this annual meeting are the nominees for re-election this year, Peter D. Fischbein (director since 1984) and Lawrence E. Jaffe (director since
2000). Messrs. Fischbein and Jaffe have consented to re-election for a three-year term. If elected, each class 1 director shall serve until the annual meeting in 2005, or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until expiration of the terms of their classes at the annual meeting in 2003 or 2004, as the case may be. If either of Messrs. Fischbein or Jaffe is unable to serve, which is not presently anticipated, the proxies will be voted for a substituted nominee as may be designated by the board.

     Our Restated Articles of Incorporation, as amended, provide that the entire board shall consist of no less than four and no more than nine members. There presently exists a vacancy in each of classes 1 and 2. Since less than the maximum number of class 1 directors are to be elected, which is permissible pursuant to our by-laws, proxies cannot be voted for a greater number of persons than the two nominees named for the class 1 directorships.

     A majority of the directors, although less than a quorum or by a sole remaining director, has the right to appoint candidates to fill any vacancies on the board. Any such appointee shall serve for the remainder of the term.

     Nominations for directors are considered by the entire board. There is no nominating committee.

--------------------------------------------------------------------------------
     The board recommends you vote "FOR" the election of Peter D. Fischbein and Lawrence E. Jaffe, nominees for class 1 directors.
--------------------------------------------------------------------------------

              INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


The Board of Directors

      The board of directors oversees the business and affairs of the company, and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The board is kept knowledgeable and informed through discussions with the Chairman, other directors, executives and advisors, including the audit committee, counsel, outside auditors, investment bankers and other consultants, by reading reports, contracts and other materials sent to them and by participating in board and committee meetings.

      The board met seven times during 2001, including unanimous written consents. All directors participated at all the meetings, either present in person or by telephone conference call, except one absentee at one meeting.


Directors Standing For Election

      The class 1 directors' term ends at this annual meeting. Each of the class 1 and 2 directors consists of two members, and class 3 directors consists of three members, each class serving staggered three year terms. There is one vacancy in each of the class 1 and 2 directors.

      Peter D. Fischbein* - class 1 director; term runs through this annual meeting. Mr. Fischbein is 62 years of age and has been a director of the company since 1984. He has been a director of Viragen, Inc., a former public subsidiary of ours, since 1981. See "Certain Relationships and Related Transactions." Mr. Fischbein is an attorney and a general partner of several limited partnerships engaged in real estate development.

      Lawrence E. Jaffe - class 1 director; term runs through this annual meeting. Mr. Jaffe is 62 years of age, and represents our company and our 62%-owned public subsidiary, Dialysis Corporation of America. Mr. Jaffe is Secretary to each of our company and Dialysis Corporation of America, and he receives a substantial portion of his professional fees from these companies. See "Certain Relationships and Related Transactions."


Current Directors

      Thomas K. Langbein - class 3 director; term runs through annual meeting 2004. Mr. Langbein is 56 years of age and has been Chairman of the Board, Chief Executive Officer and President of our company since 1980. He is Chairman of the Board and Chief Executive Officer of our 62%-owned subsidiary, Dialysis Corporation of America (since 1980). He is also an officer and director of most of our and Dialysis' subsidiaries. He is President, sole shareholder and director of Todd & Company, Inc., a securities brokerage firm registered with the SEC and a member of the NASD. Mr. Langbein is a director of Linux Global Partners, a private Linux software company attempting to develop a Linux desktop system and investing in incubating Linux software companies, in which our company invested and to which company we loaned money. See "Certain Relationships and Related Transactions." Mr. Langbein devotes all of his time and efforts to the affairs of our company, Dialysis Corporation of America and

Linux Global Partners. Depending upon the demands of each company, Mr. Langbein is available 24 hours a day, seven days a week, spending much of that time in conference calls and meetings, and traveling as needed to Florida, where Medicore is headquartered. See "Executive Compensation."

      Seymour Friend - class 3 director; term runs through annual meeting 2004. Mr. Friend is 81 years of age and has been a director of our company since 1975 and a Vice President since 1981. Mr. Friend is a real estate investor and devotes a portion of his time to the affairs of our company. He is at the company's Florida offices two days a week.

      Charles B. Waddell* - class 3 director; term runs through annual meeting 2004. Mr. Waddell is 72 years of age, and was previously employed as Secretary and director of our former subsidiary, Techdyne (Scotland) from 1988 to 1997, responsible for preparing budgets and government financial and management reports. Mr. Waddell is qualified in the United Kingdom as a certified and corporate accountant, and as a member of the British Institute of Management.

      Anthony C. D'Amore - class 2 director; term runs through annual meeting 2003. Mr. D'Amore is 71 years of age and has been a director of our company since 1979. Mr. D'Amore is an insurance consultant, and receives nominal commissions with respect to insurance placed with our company and Dialysis Corporation of America. See "Certain Relationships and Related Transactions."

      Robert P. Magrann* - class 2 director; term runs through annual meeting 2003. Mr. Magrann is 58 years of age and has been a director of our company since 1997. He has been a senior executive and general manager of major national and international food distributors. In 1996, Mr. Magrann became affiliated with Tetley USA, Inc., a beverage producer and distributor, with whom he held the position of Senior Vice President, Sales for its North American Food Group until July, 1999. He then became Vice President of Worldwide Sales for Kenosia Corporation, which creates software applications for manufacturers and retailers. In July, 2000, he became President and CEO of a premiere start-up website consumer value company, Couponbasket.com, which closed in November, 2000, and effected an arrangement for the benefit of creditors. In April, 2001, Mr. Magrann became Senior Vice President of Sales at DelMonte Foods, Inc.

*  Member of the Audit Committee


Executive Officers

      Name                 Age      Position                   Held Since
      ----                 ---      --------                   ----------

      Thomas K. Langbein    56      Chief Executive               1980
                                    Officer and President
                                    (Chairman of the Board)

      Seymour Friend        81      Vice President                1981
                                    and director                  1975

      Daniel R. Ouzts       55      Vice President (Finance)      1986
                                    Controller and Treasurer      1983

Other Significant Employees

      Stephen W. Everett    45      President and director of     2000
                                    Dialysis Corporation of
                                     America

      Stephen W. Everett has been involved in the healthcare industry for over 22 years. From 1993 to 1997, Mr. Everett was responsible for oversight, deal structuring, physician recruitment and practice management for the renal care division of Vivra, Inc., the second largest provider of dialysis services in the United States. Mr. Everett held positions of similar responsibility in 1998 in his affiliation with Physicians Practice Management, engaged in consulting and management in the renal healthcare field. He joined Dialysis Corporation of America in November, 1998 as Vice President, became Executive Vice President in June, 1999, and President on March 1, 2000.

      Daniel R. Ouzts, a certified public accountant, joined our company in 1980 as Controller of its plasma division. In 1983 he became Controller of our company and Dialysis Corporation of America, as well as Treasurer of our company, and in 1986 became Vice-President of Finance of our company. In June, 1996, Mr. Ouzts was appointed Vice President and Treasurer of Dialysis Corporation of America. See "Certain Relationships and Related Transactions."

      There are no family relationships among any of our officers or directors.


Board Committees

      The only committee we have is an audit committee consisting of Peter D. Fischbein, Robert P. Magrann and Charles B. Waddell. The audit committee met four times in 2001, on occasion alone, as well as with management, and with our independent auditors. The audit committee is responsible for recommending to the board of directors the firm of independent accountants to serve our company, reviewing fees, services and results of the audit by such independent accountants, reviewing our accounting books and records, and reviewing the scope, results and adequacy of the internal audit control procedures. The audit committee reviewed our annual and quarterly results, the Audit Committee Report, provided below, and company disclosure filings before filing.


Compensation of Directors

      No standard arrangements for compensating directors for services as directors or for participating on any committee exists. We reimburse directors for travel and related out-of-pocket expenses incurred in attending shareholder, board and committee meetings, which expenses are minimal. In lieu of any cash compensation or per meeting fees to directors for acting as such, we have provided directors, among others, with options to purchase common stock of our company at fair market value as of the date of grant. See "Executive Compensation - Options, Warrants or Rights," and "Security Ownership of Certain Beneficial Owners and Management."

Report of the Audit Committee

      Under the guidance of its written Audit Committee Charter, which was adopted in June, 2000, the audit committee, consisting of three independent, financially literate directors, as defined in the Nasdaq Marketplace rules, is charged with overseeing the accounting, reporting practices, and the quality and integrity of financial reports of our company.

      Management has the primary responsibility for the system of internal controls, the financial reporting process, and our consolidated financial statements. Our independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The audit committee has the responsibility to monitor and oversee these processes. The audit committee is not responsible for preparing financial statements or conducting audits. However, consistent with our discussions with management, our internal finance personnel and our independent auditors, we are in agreement that quality financial reporting is essential, and is based upon strong internal controls, supported by high standards of ethical and business conduct, and effective systems and procedures to manage risk.

      In fulfilling our responsibilities, we have recommended to the board the selection of the company's independent accountants, Wiss & Company, LLP, for 2002. We have reviewed and considered the written disclosures and the letter received from the independent auditors as required by Independent Standards Board Standard No. 1, and we have discussed with the independent auditors their independence. The discussion and disclosure informed us of Wiss & Company's independence, and assisted us in evaluating such independence. We also considered whether Wiss & Company's provision of non-audit services to the company was compatible with the auditor's independence. Wiss & Company did not provide non-audit services which would impact its independence with respect to our company. We also discussed with the independent auditors other matters required to be communicated under generally accepted auditing standards.

      We also reviewed with our Vice President of Finance, the management of the company, and with our independent auditors the overall scope and specific plans for the audit of our financial statements. We also discussed with the independent accountants the result of their examinations, their evaluation of the company's internal controls, and the overall quality of our accounting and financial reporting. We also reviewed all fees paid or payable to the independent auditors, which fees are discussed at the end of this report.

      We reviewed and discussed with management and the independent accountants the company's audited financial statements.

      Following these actions, we recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the SEC.

                                          The Audit Committee

                                          Charles B. Waddell, Chairman
                                          Peter D. Fischbein
                                          Robert P. Magrann

                                                                 March 26, 2002

Independent Public Accountants

      1. Audit Fees. The aggregate fees billed for professional services rendered for the audit of the registrant's annual financial statements and those of its subsidiaries, including Dialysis Corporation of America, for the most recent fiscal year 2001 and the reviews of the financial statements included in the company's Forms 10-Q for fiscal year 2001 totaled $45,000.

      2. Financial Information Systems Design and Implementation Fees. $0.

      3. All Other Fees. Fees billed for services rendered for the most recent fiscal year 2001 for tax return preparation services totaled $15,000. Fees billed for review of our proxy statement in connection with our sale of Techdyne totaled $20,000.


                             EXECUTIVE COMPENSATION

      The Summary Compensation Table below sets forth compensation paid by the company and its subsidiaries for the last three fiscal years ended December 31, 2001 for services in all capacities for its Chief Executive Officer and each of their executive officers whose total annual salary, bonus or other compensation exceeded $100,000.

                           Summary Compensation Table

                                                                                Long Term
                                     Annual Compensation                   Compensation Awards
                         --------------------------------------------     ----------------------
(a)                      (b)        (c)          (d)          (e)                  (g)                    (i)
                                                             Other
                                                             Annual             Securities             All Other
     Name and                                                Compen-            Underlying           Compensation
Principal Position       Year    Salary($)    Bonus($)      sation($)        Options/SARs(#)              ($)
------------------       ----    ---------    --------      ---------     ----------------------     ------------
                                                                          Medicore       DCA
                                                                          --------       ---
CEO
Thomas K. Langbein       2001    285,000     170,000(1)     29,800(3)                                 500,000(2)
                         2000    278,000                    28,500(3)      550,000          ---
                         1999    268,000                    32,400(3)          ---      260,000           ---

Daniel R. Ouzts          2001     84,400      15,000(4)        400(5)          ---                     50,000(2)
                         2000                                               70,000
                         1999                                                  ---

Stephen W. Everett(6)    2001    115,000(7)   50,000(8)     14,600(9)                   165,000(10)
                         2000    114,000(7)                    474(9)       25,000         ---            ---
                         1999        ---                        ---            ---       35,000           ---

----------
(1)  Medicore bonus accrued in 2001 and paid in April, 2002.

(2)  Medicore grant of restricted common stock award.

(3) Includes automobile allowance and related expenses, life and disability insurance premiums.

(4) Medicore bonus accrued in 2001, of which $7,500 was paid in 2001 and $7,500 will be paid in 2002.

(5)  Life insurance premium.

(6)  President and director of Dialysis Corporation of America.

(7)  All compensation paid by Dialysis Corporation of America.

(8) Dialysis Corporation of America bonus accrued in 2001 and paid in January, 2002.

(9) Includes automobile allowance and related expenses of $9,600 for 2001 and $474 for 2000, and moving expenses of $5,000 for 2001, all of which were paid by Dialysis Corporation of America.

(10) Vest 33,000 shares every January 1, commencing 2001.


Employment Contracts and Termination of Employment and Change-In-Control Arrangements

      Mr. Langbein has an employment agreement with the company through August 31, 2003 at an annual salary, presently of $291,500, with yearly increases in increments of no less than $10,000. The agreement provides for Mr. Langbein to serve as the Chairman, Chief Executive Officer and President.

      Main provisions of the employment agreement

      o     monthly automobile allowance
      o benefit plans and other fringe benefits available to the company employees and executives
      o     reimbursement for business expenses
      o     payment of universal and term life insurance owned by Mr. Langbein
      o indemnification for acting as an officer and/or director of the company and subsidiaries
      o non-competition for two years from termination within 20 miles of the company's primary operations; company has option to request non-competition within the United States at $4,000 per month for each 12 month period, with escalation thereafter
      o full compensation first 90 days of disability with company option to continue employment with full compensation less disability payments or terminate

     The employment agreement also contains different termination provisions as follows:

      o upon death, wrongful termination (defined below), disability termination or change in control (defined below), lump sum payment equal to Mr. Langbein's salary, including expenses and benefits, for three years from termination;
      o Mr. Langbein has option to take 400,000 shares of company common stock instead of the lump sum payment; two year right to demand registration of the shares, and three years may include the shares in any registration statement filed by the company; registration at the cost of the company
      o full vesting of any warrants, options or similar rights; Mr. Langbein has choice to keep those options, otherwise the company has to repurchase them at a certain repurchase formula

      o     for cause by the company - no benefits or salary
      o for good reason (defined below) by Mr. Langbein - the company continues to pay salary, benefits and expenses, and all options and other securities shall be fully vested and exercisable; or provide Mr. Langbein with the lump sum payment, at Mr. Langbein's option, the company to acquire the shares
      o at expiration, if the company does not renew or enter into new employment agreement, severance allowance which is the lump sum payment or Mr. Langbein's option to take the company shares.


     Definitions

      o "cause" - willful failure to perform duties under the employment agreement, and illegal or gross misconduct which damages the business or reputation of our company
      o "good reason" - assigning Mr. Langbein duties inconsistent with his position or any action that results in reducing Mr. Langbein's authority, duty or responsibilities; reduction of salary, expenses or benefits; or other substantial breach of the agreement
      o "change in control" includes (a) the announcement for and/or acquisition by any person not affiliated with Mr. Langbein of 25% or more of the outstanding common stock, or (b) a sale of substantially all of the assets, or a merger or acquisition of the company, or (c) certain changes in the board other than through shareholder elections of members nominated by the existing board.

      Stephen W. Everett, President and director of Dialysis Corporation of America, has a five-year employment contract through December 31, 2005, providing him with a first year salary of $120,000, increasing a minimum of $10,000 per annum the second and third years, and for each of the two remaining years, the prior year's adjusted compensation increased by an amount equal to the lesser of 3% of pre-tax profits or $10,000. Mr. Everett's employment agreement also provides:

      o employee and fringe benefits to the extent available to other similarly situated executive employees
      o reimbursement for reasonable out-of-pocket expenses incurred in connection with his duties
      o vacations normally taken by senior management; compensated for annual vacation
      o     termination
            -     death; three months' severance pay
            - for cause; salary and expenses to date of termination ("cause" includes conviction for fraud or criminal conduct, habitual drunkenness or drug addition, embezzlement, regulatory agency sanctions against Mr. Everett or Dialysis Corporation of America due to his wrongful acts, material breach of the agreement, dishonesty, or resignation, except if due to breach by Dialysis Corporation of America)
            - by Dialysis Corporation of America after 13 weeks of disability; three months' severance pay
            - by Mr. Everett upon breach by Dialysis Corporation of America; severance pay equal to the greater of six months of his then compensation or his remaining compensation under the agreement
      o     confidentiality restrictions two years from termination

      o non-competition for one year from termination within the United States; provided, non-competition eliminated if Dialysis Corporation of America terminates Mr. Everett without cause or due to Dialysis Corporation of America's material breach of the agreement
      o Mr. Everett to assign any patents, property rights, discovery or idea to Dialysis Corporation of America

      Certain executive and accounting personnel and administrative facilities of the company and Dialysis Corporation of America, were common for fiscal 2001. The costs of executive and accounting salaries and other shared corporate overhead are allocated on the basis of direct usage when identifiable with any balance allocated on the basis of time spent. Mr. Langbein, as an officer and director of the company and Dialysis Corporation of America, and Mr. Daniel Ouzts, as an officer of the company and Dialysis Corporation of America, divide their time and efforts among each company. See "Certain Relationships and Related Transactions."


                           Options, Warrants or Rights

1989 Medicore Stock Option Plan

      o     expires May 18, 2009
      o grants available to employees, officers, directors, consultants, advisors and similar persons
      o non-qualified; five year term; exercise price fair market value on date of grant
      o may be exercised with cash or company common stock or both; if exercised with stock, optionee receives additional option for amount of shares used for exercise at exercise price of the then current market price exercisable for remainder of original option
      o     termination of optionee's affiliation with the company
            - death, disability or retirement after age 65; exercisable for two years from such event but not beyond expiration date of option
            - any other termination; right to exercise terminates immediately
      o forced redemption at formulated prices upon change in control of the company which includes (i) sale of substantially all assets of the company or its merger or consolidation, (ii) majority of board changes other than by election of shareholders pursuant to board solicitation or vacancies filled by board caused by death or resignation, or (iii) any person acquires or makes a tender offer for at least 25% of the company's common stock; optionee may waive redemption
      o     options are non-transferable
      o     1989 Medicore Plan history last five years to April 11, 2002
            -     1,000,000 shares reserved for issuance
            -       809,000 granted in 1995
            -       803,000 expired
            -        35,000 granted in 1997 (exercisable at $2.38 per share
                            to 6/10/02)
            -       820,000 granted in July, 2000 (exercisable at $1.38 per
                            share to 7/26/05)
            -       118,000 exercised
            -         4,000 cancelled
            -       739,000 outstanding (15 persons including nine officers
                            and directors of the company and Dialysis
                            Corporation of America)

2000 Medicore Stock Option Plan

      o     adopted February 17, 2000
      o     authorized 500,000 (incentive and non-qualified)
      o     expires February 16, 2005
      o exercise price determined by board (or committee); must be at least fair market volume on date of grant
      o exercise by cash, or discretion of board, (i) through delivery of shares with fair market value equal to exercise price, (ii) optionee's personal recourse or (discretion of board) non-recourse note, (iii) assignment to company of proceeds form sale of stock acquired on exercise with authorization to broker to pay proceeds to the company for the exercise price, or (iv) any combination of the above
      o options and underlying shares non-transferable except by will or laws of descent
      o     termination of optionee's affiliation with the company
            -     for cause: exercise terminates immediately
            - retirement, permanent disability or death: exercisable for nine months from such event
            -     change in control
      o     2000 Medicore Plan history to April 11, 2002
            -     475,000 outstanding (granted February 17, 2000)
                  *       175,000 non-qualified options
                  *       300,000 incentive options
            -     exercisable at $3.25 per share to 2/16/03
            -     none cancelled or exercised

1995 Dialysis Corporation of America Stock Option Plan

      o     expired November 9, 2000
      o terms substantially similar to our company's 2000 Stock Option Plan (see above)
      o 5,000 outstanding to a director of Dialysis Corporation of America exercisable at $2.25 per share through June 9, 2003

1999 Dialysis Corporation of America Stock Option Plan

      o     expires April 20, 2009
      o terms substantially similar to our company's 2000 Stock Option Plan (see above)
      o     1999 Dialysis Corporation of America Plan history to April 11, 2002
            -     1,500,000 shares reserved for issuance
            -     options for 800,000 shares granted in 1999
                        435,000 non-qualified options (only remaining option for 35,000 shares, expires April 20, 2004)
                        365,000 incentive options expiring April 20, 2004 exercisable at $1.25 per share
            -     options for 240,000 shares granted in 2001
                        15,000 non-qualified options; five years at $1.50 per share
                        165,000 incentive options; five years at $1.25;
                        66,000 vested (33,000 vest each January 1)

                        60,000 incentive options; five years at $1.50
                        50,000 vest at 12,500 each September 5 commencing 2002 10,000 vest at 2,500 each September 5 commencing 2002
            -     60,000 options cancelled due to termination of affiliation
            - 340,000 options exercised; payment of par value and three year non-recourse promissory notes for the balance; stock held by Dialysis Corporation of America as collateral to secure notes
            - 481,000 options outstanding, all incentive options except for 35,000 options, and 159,000 non-vested

      All options awarded have an exercise price equal to no less than 100% of the closing market price of our common stock on the date of grant.

                      Option/SAR Grants In Last Fiscal Year

                                Individual Grants
--------------------------------------------------------------------------------------    Potential Realizable
                                                                                            Value at Assumed
                                     Number of      % of Total                            Annual Rates of Stock
                                    Securities     Options/SARs                             Price Appreciation
                                    Underlying      Granted to    Exercise                   For Option Term
                                   Options/SARs    Employees in    Price    Expiration    ---------------------
Name                                Granted (#)     Fiscal Year    ($/Sh)      Date        5%($)        10%($)
 (a)                                    (b)             (c)          (d)        (e)         (f)           (g)
--------                           ------------    ------------   --------  ----------    --------     --------
Stephen W. Everett
   Medicore, Inc.                          ---           ---         ---       ---           ---          ---
   Dialysis Corporation of America     165,000(1)       68.8        1.25      1/5/06

---------------

(1) Options for 33,000 shares vest each January 1, which vesting commenced in 2001; accordingly, options for 99,000 shares are not vested. Options are exercisable for five years.

    Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR
                                     Values

     (a)                            (b)               (c)                   (d)                     (e)
                                                                         Number of
                                                                         Securities              Value of
                                                                         Underlying             Unexercised
                                                                         Unexercised            In-the-Money
                                                                         Options/SARs          Options/SARs at
                                                                        at FY-End (#)        Fiscal Year End($)
                              Shares Acquired    Value Realized          Exercisable/           Exercisable/
Name                          on  Exercise (#)        ($)               Unexercisable         Unexercisable($)
----                          ----------------   --------------         -------------         ----------------
CEO
Thomas K. Langbein
    Medicore Options                -0-               -0-               550,000 (exer.)             57,000(1)
    Dialysis Options                -0-               -0-               260,000 (exer.)            572,000(2)

Daniel R. Ouzts
    Medicore Options                -0-               -0-                70,000 (exer.)              8,550(3)
    Dialysis Options                -0-               -0-                25,000 (exer.)             55,000(2)

Stephen W. Everett(4)
    Medicore Options                -0-               -0-                25,000 (exer.)              4,750(5)
    Dialysis Options                -0-               -0-               101,000 (exer.)            222,200(6)
                                                                         99,000 (unexer.)              ---(7)

----------

(1) The options are exercisable for 250,000 shares through February 16, 2003 at $3.25 per share, and for 300,000 shares through July 26, 2005 at $1.38 per share. The closing price of the company's common stock as reported by Nasdaq as of December 31, 2001 was $1.57.

(2) The options are exercisable at $1.25 per share through April 20, 2004. The closing price of Dialysis Corporation of America's common stock as reported by Nasdaq at December 31, 2001 was $3.45.

(3) The options are exercisable for 25,000 shares through February 16, 2003 at $3.25 per share, and for 45,000 shares through July 26, 2005 at $1.38 per share. See note (1) for the closing price of the common stock.

(4)   President and director of Dialysis Corporation of America.

(5) The options are exercisable through July 26, 2005, at $1.38 per share. See note (1) for the closing price of the common stock.

(6) Options for 35,000 shares exercisable at $1.25 per share through April 20, 2004; and options for 66,000 shares exercisable at $1.25 per share through January 1, 2006. See note (3) of the closing price of Dialysis Corporation of America's common stock.

(7)   Non-vested options. Options vest 33,000 each January 1.


                       BOARD EXECUTIVE COMPENSATION REPORT

      We are a small company engaged primarily in dialysis operations, with a more limited medical products division, and investment in technology companies, of which our present investment is with Linux Global Partners, Inc. See "Certain Relationships and Related Transactions." Accordingly, we have no executive compensation committee. Compensation of our executive officers is considered by the entire board of directors. Only Thomas K. Langbein, our Chairman of the Board, Chief Executive Officer and President, has an employment agreement with our company. See "Executive Compensation - Employment Contracts and Termination of Employment and Change-In-Control Arrangements." Our philosophy is to align compensation of management with the long-term interests of shareholders. Executive compensation is structured to motivate management to create and sustain shareholder value. The board attempts to accomplish this goal by:

      (i) aligning the interests of management and shareholders through stock ownership; and
      (ii) seeking growth and performance of the company by attracting, retaining and motivating talented executives and employees through competitive compensation.


What is the structure of executive compensation?

      The elements of executive compensation include:

      o     base pay
      o     long-term incentives
      o special awards in recognition of extraordinary efforts and achievements

How is base pay determined?

      Base pay is determined by individual performance and position with and responsibilities to the company. We also try to be competitive with salaries of companies engaged in similar segments of our operations in an attempt to be able to maintain quality executives. Base salaries for management are below major competitors, which are much larger than our company, but are within the range of similarly positioned dialysis service providers.

Responsibilities of the Chairman of the Board, Chief Executive Officer and President

      Thomas K. Langbein is one of the primary individuals responsible for the company's performance. He and Stephen W. Everett, the President of Dialysis Corporation of America, our company's 62%-owned public subsidiary, have been the motivating forces behind the company's strengthened growth and strategic business planning. Mr. Everett, involved in the health care industry for over 22 years, has, together with Dialysis' management team, led Dialysis Corporation of America to its first profitable year in more than a decade. Our executive management and Dialysis' management team have expanded our dialysis centers, increased our acute inhospital services relationships, and have restructured and strengthened our dialysis operations. Mr. Everett is aggressively pursuing new areas of development, and with Dialysis' management team and healthcare personnel, have made our dialysis operations more efficient, increasing our patient base and revenues. Mr. Langbein and Mr. Everett evaluate the potential for expansion of the dialysis operations. Mr. Langbein has also devoted a substantial amount of his time and efforts toward the development of the company's investment in Linux Global Partners, our singular investment in the technology area. In evaluating the performance and setting Mr. Langbein's compensation, the board took into account his efforts in directing the company's operations, seeking new sources of capital for the company and its subsidiaries' operations, pursuing new areas of growth in the dialysis industries, instituting the company's new division to invest in and incubate new technology companies, and motivating key executive management toward greater overall efficiencies in cost control and increased business. Mr. Langbein does not participate in decisions affecting his compensation.


What are long-term incentives?

      Long-term incentive awards for executives usually take the form of granting stock options under our or our subsidiary's option plans or granting restricted stock awards, meaning shares which cannot be publicly sold for a certain period of time, usually for one year. We believe the granting of stock options or restricted shares helps align the interests of the company's executives with our shareholders. This is premised on the basic principle that the executives will receive value only if the market value of our common stock increases over time. Market price will only increase if management strives to improve the company's operations, sales and profitability. To increase the importance of creating shareholder value over the shorter term, we normally limit the time of stock options to five years. We do not have a stock option committee, and the board of directors has complete discretion with regard to the number of options awarded and to whom. Our revenues have continued to grow over the last several years, significantly this year due to the exceptional performance of our dialysis operations. We also sold our electronics division operated through our former 71%-owned subsidiary, Techdyne, Inc., in June, 2001, for $10,000,000 with an additional three year earn-out. We have also reduced our net loss from operations in 2001 by approximately 55% compared to fiscal 2000. Our stock prices have remained relatively stable during 2001 and into the first quarter of 2002, trading in the range of $1.30 to $2.00. The closing price of our common stock on April 10, 2002 was $1.84.

      We feel this is a good reflection of our company, particularly in the recent adverse economic and market conditions. This was primarily due to the dialysis operations, which expanded to 11 dialysis facilities, nine acute inpatient hospital service agreements, recently having executed agreements for the acquisition of an additional dialysis facility in Georgia, with two additional dialysis facilities in the development stage. Our medical services revenues have more than doubled since last year, climbing to approximately $18,920,000 from $8,769,000 in 2000. But most significant is that our dialysis operations reflected net income of $784,000 compared to a loss in 2000 of $356,000. This is the first year in approximately 12 years that our dialysis segment has reflected net income from operations. The sale of our electronics segment eliminated the losses generated by that division. We are proud of our management and employees, who are dedicated to our operations and the growth of our company. We continue to be motivated and optimistic about the future of our company, and we have reason to expect that our growth will continue in 2002.


Special Awards

      Special awards may be granted from time to time in recognition of extraordinary efforts and achievements. Such may arise based upon an executive's extraordinary efforts in accomplishing expansion, acquisitions, realizing substantial marketing results, increasing market share and similar events. These situations and extent of awards are evaluated on a case by case basis. In June, 2001, based upon the progress of our company and the sale of the electronics segment for $10,000,000 plus a 3% earn-out for the next three years for an additional consideration of no less than $2,500,000 or more than $5,000,000, we granted stock awards totaling 875,000 shares of common stock to our eight officers and directors, of which approximately 57% went to our Chairman of the Board, Chief Executive Officer and President, Thomas K. Langbein. See "Executive Compensation."

                       Submitted by the Board of Directors

                  Anthony C. D'Amore          Lawrence E. Jaffe
                  Peter D. Fischbein          Thomas K. Langbein
                  Seymour Friend              Robert P. Magrann
                               Charles B. Waddell


                                PERFORMANCE GRAPH

      The following graph shows a five-year comparison of cumulative total shareholder returns for the company, the Nasdaq Market Index and the Electronics Industry Index from December 31, 1996 through December 31, 2001. The cumulative total shareholder returns on the company's common stock was measured by dividing the difference between the company's share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The total shareholder return assumes $100 invested at the beginning of the period in the company's common stock, in the Nasdaq Market Index and the Electronics Industry Index. On July 27, 2001, we sold our 71% interest in our electronics segment operated through our former subsidiary, Techdyne, Inc. In future proxy statements, we intend to replace the Electronics Industry Index with our primary operations, the Dialysis Center Industry Index. We did not pay dividends on our common stock during the measurement period and the calculations of cumulative total shareholders return on the common stock did not include dividends. This graph is presented in accordance with SEC requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

     Comparison Of Five Year Cumulative Total Returns Among Medicore, Nasdaq
                   Market Index and Electronics Industry Index

Measurement Period
------------------                                                Electronic
(Fiscal Year Covered)       Medicore, Inc.     Nasdaq Index     Industry Index
                            --------------     ------------     --------------
December 31, 1996              $ 100.00           $ 100.00          $ 100.00
December 31, 1997                 90.00             122.32            106.41
December 31, 1998                 50.00             172.52            155.75
December 31, 1999                 82.50             304.29            329.65
December 31, 2000                 35.00             191.25            248.40
December 31, 2001                 62.80             152.46            197.80


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

      The following table sets forth as of April 11, 2002, the names and beneficial ownership of the equity securities of the company and its subsidiary, Dialysis Corporation of America, for directors, individually itemized, and for directors and officers as a group, without naming them, and for each of the named executive officers disclosed in the Summary Compensation Table (see "Executive Compensation"), and for shareholders known to us to beneficially own more than 5% of our voting securities.

                           Medicore                   Dialysis
                           Common                     Common
Name                       Stock(1)       %(2)        Stock(3)        %(4)
----                       --------       ----        --------        ----

Medicore, Inc.                ---         ---         2,410,622       62.0

Thomas K. Langbein         1,783,009      24.9        2,670,622(3)    64.4

Seymour Friend               452,705       6.8           21,000        *

Susan Kaufman(5)             409,757       6.2            ---          ---

Lawrence E. Jaffe            295,075       4.3          160,000(6)     4.1

Anthony C. D'Amore           278,865       4.2           21,000        *

Daniel R. Ouzts              161,050       2.4           32,500        *

Robert P. Magrann            109,000       1.6           20,000        *

Peter D. Fischbein           103,219       1.5           20,000        *

Stephen W. Everett(7)         25,000       *            101,000(8)     2.5

Charles B. Waddell            30,000       *              ---          ---

All directors and          3,212,923      41.8          534,500       12.8
executive officers
as a group (8 persons)

---------------

*    less than 1%.

(1) Includes the following shares that may be acquired upon exercise of options as of April 11, 2002 or within 60 days after that date:

        Shares obtainable upon exercise of options under the 1989 Stock Option
        Plan: Messrs. Langbein 300,000; Friend 50,000; D'Amore 50,000; Jaffe 100,000; Ouzts 45,000; Magrann 50,000; Fischbein 50,000; and Everett 25,000.

        Shares obtainable upon exercise of options under the 2000 Stock Option
        Plan: Messrs. Langbein 250,000; Friend 25,000; D'Amore 25,000; Jaffe 75,000; Ouzts 25,000; Magrann 25,000; and Fischbein 25,000.

        Does not include: (i) 71,400 shares held by Mr. Langbein's two children of majority age and living independently, and in all of which shares he disclaims beneficial interest; (ii) 400,000 shares in Mr. Langbein's employment agreement issuable under certain conditions (see "Executive Compensation"); (iii) 236,500 shares held by Mr. Jaffe's four children and a daughter-in-law, all of whom are of majority age and live independently, and in all of which shares he disclaims beneficial interest; and (iv) 409,757 shares owned by Susan Kaufman, the wife of Mr. Fischbein; Ms. Kaufman is financially independent with separate bank and brokerage accounts, and Ms. Kaufman and Mr. Fischbein, each to the other, disclaim beneficial interest in the other person's shares. See note (5).

(2) Based on 6,600,275 shares outstanding exclusive of (i) 739,000 shares underlying options granted under our 1989 Stock Option Plan; (ii) 400,000 shares of common stock available for issuance under certain conditions of Thomas K. Langbein's employment agreement (see "Executive Compensation");
     (iii) 98,000 shares of common stock reserved for issuance under a key employee stock plan; (iv) 475,000 shares underlying options granted under our 2000 Stock Option Plan; and (v) 25,000 shares underlying an option granted to one unaffiliated person.

(3) The company owns 2,410,622 shares (62.0%) of the common stock of Dialysis Corporation of America. Officers and directors of the company, including those officers and directors of the company and Dialysis Corporation of America who may be officers and/or directors and shareholders of each company, disclaim any indirect beneficial ownership of Dialysis common stock through the company's 62.0% ownership of Dialysis. Thomas K. Langbein, by virtue of his positions with our company and Dialysis and his stock ownership of our company, may be deemed to have beneficial ownership of such Dialysis shares through shared voting and investment power with respect to our company's ownership of Dialysis, has included (i) 260,000 shares under Dialysis 1999 options; and (ii) 2,410,622 shares owned by the company. Mr. Langbein disclaims such entire beneficial ownership, but for his proportionate interest, approximately 600,000 Dialysis shares (15.4%). Without including the company's ownership of Dialysis Corporation of America, Mr. Langbein owns an option for 260,000 Dialysis shares (6.3%).

     Includes the following shares that may be acquired upon exercise of Dialysis Corporation of America options (see Note (4)) as of April 11, 2002 or within 60 days after that date:

        T. Langbein, 260,000 shares (1999 options); D. Ouzts, 25,000 shares (1999 options); and S. Everett, 101,000 shares (1999 and 2000 options).

        If Thomas K. Langbein excluded our company's ownership of Dialysis Corporation of America, then his beneficial ownership would be 260,000 (6.3%), all of which shares are obtainable upon exercise of options. See indirect beneficial ownership above.

(4) Based on 3,887,344 Dialysis Corporation of America shares outstanding exclusive of (i) common stock issuable under 486,000 options exercisable at prices ranging from $1.25 to $2.25 per share.

(5) Wife of Peter D. Fischbein, a director of Medicore. Mr. Fischbein disclaims beneficial interest in his wife's shares. Includes (i) 100,000 shares held in trust for their son; and (ii) 21,175 shares held in trust for a married daughter of Mr. Fischbein. Ms. Kaufman, as trustee, has sole voting and dispositive power. Ms. Kaufman is financially independent of her husband. Not included in the totals. See note (1).

(6) Does not include 112,000 shares (2.9%) of Dialysis owned by his five children, all of whom are of majority age and live independently, and in all of which shares he disclaims beneficial interest.

(7) President of Dialysis Corporation of America; not an executive officer or director of the company; but disclosed in Summary Compensation Table. Not included in the totals.

(8) Includes (i) 35,000 options exercisable at $1.25 per share to April 20, 2004; and (ii) 66,000 options exercisable at $1.25 per share to December 31, 2005. Does not include 99,000 options vesting in amounts of 33,000 options each January 1, 2003 to 2005, exercisable for five years at $1.25 per share.


Section 16(a) beneficial ownership reporting compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% shareholders to file reports with the SEC, the Nasdaq Stock Market and our company, indicating their beneficial ownership of common stock of the company and any changes in their beneficial ownership. The rules of the SEC require that we disclose failed or late filings of reports of company stock ownership by our directors and executive officers. To the best of our knowledge, all beneficial ownership reports for the year 2001 by these reporting persons were filed on a timely basis, except each of the eight executive officers and directors filed one month late for the June 27, 2001, stock award grant of which three of such officers and directors simultaneously gifted a portion of their stock awards and were similarly late with these gift filings of change in beneficial ownership.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The company owns approximately 62% of Dialysis Corporation of America.

      Certain of the officers and directors of the company are officers and/or directors of Dialysis Corporation of America, including Thomas K. Langbein, who holds the position of Chairman of the

Board of Directors, President and Chief Executive Officer of the company, Chairman of the Board of Directors and Chief Executive Officer of Dialysis Corporation of America, as well as officer and/or director of those companies' subsidiaries. Mr. Langbein is also the President, sole shareholder and director of Todd & Company, Inc., a securities broker-dealer. He is also a director of Linux Global Partners, Inc., a private company in the development stage. See discussion below concerning our relationship with Linux Global Partners. Daniel
R. Ouzts is Vice President of Finance, Controller and Treasurer of the company and is Vice President and Treasurer of Dialysis Corporation of America. Lawrence
E. Jaffe is a director, Secretary and corporate counsel to the company, and is Secretary and corporate counsel to Dialysis Corporation of America. Anthony C. D'Amore, a director of our company, is an insurance consultant, and receives nominal commissions for property, casualty, workmen's compensation and general liability insurance coverages provided for our company and Dialysis Corporation of America. Dialysis Corporation of America initially became a public company in 1977 in a merger with Premium Acceptance Corporation, a licensed insurance premium and second mortgage company owned by Mr. D'Amore and underwritten by Todd & Company.

      We and Dialysis Corporation of America obtain group health insurance coverage and personal life insurance policies for several executive and key employees through George Langbein, brother of Thomas K. Langbein and until March, 2001, an employee of our Medical Products Division. This insurance includes $100,000 term life insurance each covering and owned by Daniel R. Ouzts, our Vice President of Finance, Treasurer and Controller and a Vice President of Dialysis Corporation of America, Bonnie Kaplan, one of our key employees (both purchased and paid for by Medicore), and Bart Pelstring, director of and paid for by Dialysis Corporation of America. We also pay for $1,600,000 of life insurance owned by Thomas K. Langbein. See "Executive Compensation." Premiums on these insurance coverages totaled approximately $133,000 during 2001 of which approximately $18,000 was paid by Dialysis Corporation of America. We are of the opinion that the cost and coverage of the insurance are as favorable as can be obtained from unaffiliated parties. Each of Messrs. Thomas K. Langbein, Daniel R. Ouzts and Lawrence E. Jaffe have beneficial common stock ownership in both our company and Dialysis Corporation of America. See "Security Ownership of Certain Beneficial Owners and Management."

      In addition, certain of the executive and accounting personnel and administrative facilities of the company and Dialysis Corporation of America, are common. The costs of executive and accounting salaries and other shared corporate overhead for these companies are charged first on the basis of direct usage when identifiable, with the remainder allocated on the basis of time spent. Since the shared expenses are allocated on a cost basis, there is no intercompany profit involved. The amount of expenses charged by the company to Dialysis Corporation of America was approximately $200,000 for the year ended December 31, 2001. Utilization of personnel and administrative facilities in this manner enables us to share the cost of qualified individuals with our subsidiary rather than duplicating the costs for the various entities. It is our opinion these services are on terms as favorable as we could receive from unaffiliated parties. As a net result of cash transfers and corporate overhead allocations there was an intercorporate indebtedness due from us to Dialysis Corporation of America of approximately $201,000, including interest, at December 31, 2001. Mr. Jaffe, as counsel to both our company and Dialysis Corporation of America, receives a substantial portion of his professional fees from our company and Dialysis Corporation of America, which for fiscal 2001 aggregated $271,000, of which $127,000 was for our company.

      In 2000, we established a new division with the purpose of investing in and incubating new technology companies, primarily involved with Internet technology. Currently, our only investment in technology companies is with Linux Global Partners, a private company attempting to develop a Linux desktop system and which invests in Linux-related software companies. See Item 1, "Business - Linux

Division" and "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2001, incorporated herein by reference and which Annual Report has been forwarded to you with this proxy statement. Thomas K. Langbein, our Chairman of the Board, Chief Executive Officer and President, is a director of Linux Global Partners. During 2000, we loaned Linux Global Partners $2,200,000 at an annual interest rate of 10%. We obtained the financing from Dialysis Corporation of America. In June, 2001, we repaid Dialysis Corporation of America the complete principal and approximately $279,000 of accrued interest. In May, 2001, Linux Global Partners paid us $200,000 principal and $15,500 of accrued interest. In August, 2001, based upon an extension of the loan, Linux Global Partners was to repay $100,000 per month or 25% of any proceeds it would receive from private financing, and Linux to issue to us 50,000 shares per month until the indebtedness is paid in full. We currently hold a 13% interest in Linux Global Partners, with Dialysis Corporation of America owning 3% of that company. The Linux loan is past due and aggregated approximately $2,282,000 at December 31, 2001. We continue to work with Linux Global Partners, based upon its efforts to continue to obtain sufficient financing to enable it to develop its Linux desktop system and repayment of its indebtedness to us. There is no assurance Linux Global Partners will be able to obtain sufficient financing to continue its development of its Linux desktop system, no less have enough funds for its repayment of our loan. The collateral for the debt, which we hold, consists of securities of private Linux software companies in which Linux Global Partners invested. There is no assurance we will be able to liquidate the collateral, or even if we can sell it, whether the funds obtainable would be sufficient to satisfy the Linux Global Partners' indebtedness to us.

      In October, 1999, Dialysis Corporation of America entered into a merger agreement with MainStreetIPO.com Inc., which proposed merger was terminated in August, 2000. Dialysis Corporation of America had made a $140,000 loan to MainStreet in July, 2000, with interest at 10% per annum, for working capital purposes. The loan was secured with 300,000 Linux Global Partners shares, which Dialysis Corporation of America acquired upon MainStreet's default of the loan in November, 2000.

      Dialysis Services of PA., Inc. - Lemoyne, one of Dialysis Corporation of America's wholly-owned dialysis subsidiaries, leases its dialysis facility from Dialysis Corporation of America under a five year net lease expiring December 31, 2003 at $43,088 per annum, plus applicable taxes, separately metered utilities and insurance, and additional rent of $5,386 per year covering common area maintenance expenses. That subsidiary has two renewal options for five years each under the agreement. We are of the opinion that the rental is on terms as favorable as could be obtained from an unaffiliated party.

      Dialysis Corporation of America owns a building with a little over 8,100 square feet of space in Valdosta, Georgia. Dialysis Corporation of America leases approximately 6,000 square feet to DCA of So. Ga., LLC, Dialysis' 100% owned dialysis facility, for $90,600 under a 10-year lease with two renewal options of five years each.

      In July, 2000, Dialysis Corporation of America loaned South Georgia Nephrology, P.C., then wholly owned by Dr. Andrew Queler, the medical director of several of Dialysis Corporation of America's dialysis facilities in Georgia, up to $300,000 in periodic advances at an annual interest rate of 1% over prime. The loan was secured by South Georgia Nephrology's assets and Dr. Queler's ownership of South Georgia Nephrology. Dr. Queler terminated his relationship with South Georgia Nephrology in August, 2001, which company had little assets and no longer had any operations. In September, 2001, Dialysis Corporation of America wrote off the remaining $63,000 in debt plus accrued interest of $4,000 due to it.

      Dialysis Corporation of America owns 51.3% of DCA of Vineland, LLC, one of its New Jersey dialysis facilities. The remaining 48.7% is owned by two professional associations, one owned by Dr. David Blecker, and the other in which Dr. Blecker has an affiliation. Dr. Blecker is the medical director of that Vineland facility, and he is also co-medical director of another facility operated by Dialysis Services of NJ, Inc. - Manahawkin, in which another professional association in which Dr. Blecker has an affiliation has a 20% interest, and the other 80% is owned by Dialysis Corporation of America. Dr. Blecker is a director of Dialysis Corporation of America.

      Certain officers and directors of our company, Messrs. Anthony C. D'Amore, Peter D. Fischbein, Seymour Friend and Robert Magrann (20,000 shares each), and Lawrence E. Jaffe, Secretary and counsel to Dialysis Corporation of America (160,000 shares, plus 100,000 shares obtained by his children of majority age and independent of their father), in April, 2000, exercised Dialysis Corporation of America options granted under Dialysis' 1999 Stock Option Plan for 340,000 shares. The exercise was effected with cash for the par value (aggregate ($3,400) and the balance, $421,600, in three-year non-recourse promissory notes due April 20, 2003 at a rate of interest of 6.2% per annum.

      In September, 2000, Dialysis Corporation of America announced plans to repurchase up to approximately 300,000 shares of its outstanding common stock. During 2001, Dialysis had acquired approximately 93,000 shares at a cost of $98,000. Total purchases to date amount to 170,000 shares at a cost of $163,000.

      Since mid-1999, Dialysis Corporation of America has entered into management services agreements with each of its dialysis subsidiaries, including DCA of Toledo, LLC, in which Dialysis Corporation of America has a 40% interest, pursuant to which it provides administrative and management services, including, among others, providing capital equipment, preparing budgets, bookkeeping, accounting, data processing, and other corporate based information services, materials and human resources management, billing and collection and accounts receivable and payable processing. These services are provided for a percentage of net revenues of the particular dialysis subsidiary. Dialysis Corporation of America invested approximately $153,000 in DCA of Toledo in 2001.

      In May, 2001, Dialysis Corporation of America loaned its President $95,000 at an annual interest of prime plus 1% (floating) payable on demand but no later than May 11, 2006. Accrued interest aggregated approximately $4,000 at December 31, 2001. The demand loan is collateralized by all of the President's options and underlying common stock of Dialysis Corporation of America, as well as any proceeds from the sale of such common stock.

      In August, 2001, Dialysis Corporation of America purchased the 30% minority interest in DCA of So. Ga., LLC, for $600,000 with $300,000 paid in cash and $300,000 payable in August, 2002. The minority interest seller is medical director of another of our Georgia dialysis subsidiaries, DCA of Fitzgerald, LLC.

      In 2001, the company accrued $20,000 compensation, which was paid in February, 2002, to the President of Techdyne for his assistance in the sale of our 71.3% interest in Techdyne.

      We established Viragen, Inc. in 1980 as a research and development bio-medical company. In 1986, we spun-off Viragen and entered into certain agreements with our former subsidiary, the singular existing agreement being a royalty agreement, pursuant to which Viragen is to pay a schedule of royalty payments with respect to Viragen's interferon and related product sales with a maximum cap of $2,400,000. No royalty income was earned for the three years ended December 31, 2001. The payment of approximately $108,000, earned on the original royalty agreement, as subsequently amended, is due as the final royalty payment.

         RATIFICATION OF WISS & COMPANY, LLP AS OUR INDEPENDENT AUDITORS

     The board of directors, upon the recommendation of the audit committee, has appointed Wiss & Company, LLP as our independent auditors for the fiscal year ending December 31, 2002. Wiss & Company has been our independent auditors since 1999. Although not required to do so under the law, the board of directors has decided to ascertain the position of our shareholders on the appointment of Wiss & Company as our independent auditors for 2002. The board of directors will reconsider the appointment if you, our shareholders, do not ratify it. The affirmative vote of the shares entitled to vote at the meeting is required for ratification.

     We do not have any non-audit related consulting arrangements with our independent auditors, and we do not intend to engage Wiss & Company for any non-audit related consulting arrangements. It is expected that Wiss & Company will continue to provide audit and tax-related services to Medicore and our affiliates. For audit and other fees, see "Report of the Audit Committee" above.

     A representative of Wiss & Company is expected to be present at the annual meeting and will be allowed to make a statement if he or she so desires. Such representative will be available to respond to appropriate questions from shareholders at the meeting.

--------------------------------------------------------------------------------
     The board recommends that you vote "FOR" ratification of the selection of Wiss & Company, LLP as independent auditors for 2002.
--------------------------------------------------------------------------------


                OTHER MATTERS TO BE PRESENTED TO SHAREHOLDERS

     Management is not currently aware of any other matter to be validly presented for action at the annual meeting other than the election of class 1 directors and the ratification of the selection of independent auditors as proposed in the accompanying Notice of Annual Meeting of Shareholders, and management does not presently intend to bring any other matter before the meeting. On any matter properly brought before the meeting by the board or by others, the persons named as proxies in the accompanying proxy, or their representatives, will vote in accordance with their best judgment.


                              AVAILABLE INFORMATION

      We file reports, proxy statements and other information with the SEC and Nasdaq. Those reports, proxy statements and other information may be inspected and obtained:

      o at the Public Reference Room of the SEC, Room 1024 - Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;
      o at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006; or

      o from the internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

      Prescribed rates or modest fees may be charged for copies. For more information on the public reference room, call the SEC at 1-800-SEC-0330.

      We would also be pleased to furnish you with such reports and documents that you may request. Please forward your inquiry to our Secretary, Lawrence E. Jaffe, 777 Terrace Avenue, Hasbrouck Heights, New Jersey 07604.

                                   APPENDIX A

                                      PROXY
                                 MEDICORE, INC.

The Board of Directors Solicits This Proxy

      The undersigned appoints Thomas K. Langbein or Anthony C. D'Amore, with power of substitution in each, proxies to vote all the shares of MEDICORE, INC. which the undersigned may be entitled to vote as a stockholder of record on April 11, 2002 at the Annual Meeting of Shareholders to be held Wednesday, May 29, 2002, or any adjournment thereof.

      When properly executed and returned in a timely manner, this proxy will be voted at the Annual Meeting and any adjournment thereof in the manner directed herein. If you do not specify otherwise for each proposal, the proxy will be voted as recommended by the board of directors. The board of directors recommends a vote FOR Proposals 1 and 2.

1.    Election of Directors:
      Nominees for Class 1 directors:  PETER D. FISCHBEIN and LAWRENCE E. JAFFE

      [ ] FOR all director nominees listed;   [ ] WITHHOLD AUTHORITY to vote for
                                                  all director nominees listed.

      __________________________________________________________________________
      (To withhold authority to vote for an individual nominee, write that nominee's name on the line above)

2. Ratify the selection of Wiss & Company, LLP as independent auditors for 2002.

      [ ] FOR                      [ ] AGAINST                   [ ] ABSTAIN

3. In their discretion such other business as may properly come before the meeting.


(Back side of the card)


IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


Signatures(s) should be exactly as your name(s) appears on this proxy. If signing as executor, administrator, trustee, guardian or attorney, please give full title when signing. If stock is registered in the names of joint owners, the proxy should be signed by each. If the stockholder is a corporation, sign full corporate name by a duly authorized officer.


_______________________________________
              (Signature)

_______________________________________
              (Signature)

Dated:___________________________, 2002


For better communications with shareholders, we would appreciate your electronic mail (e-mail) address: ________________________________________________________.
Your e-mail address will not be provided to any other person except for our company communications with you. We hope you will take advantage of this more efficient means of communication with our company.